UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

U.S. DRY CLEANING CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 E. Tahquitz Canyon, Suite 203 Palm Springs, CA 92262
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 322-7447

First Virtual Communications, Inc. 125 E. Tahquitz Canyon, Suite 203 Palm Springs, CA 92262
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountants

On November 30, 2006, we were informed by Squar, Milner, Miranda & Williamson, LLP ("Squar Milner"), our independent registered public accounting firm, as follows:

Squar Milner has consummated a merger with Peterson & Co., LLP ("Peterson"). Peterson, which is located in San Diego, California, is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner Peterson").

We are required to file this Form 8-K as notification that Squar Milner Peterson succeeds Squar Milner as our independent registered auditor.

Squar Milner's reports on our consolidated financial statements for the period July 19, 2005 (inception) through September 30, 2005 and for the year ended September 30, 2006 did not contain an adverse opinion or a disclaimer of opinion; however, Squar Milner's reports from July 19, 2005 (inception) through September 30, 2005 and for the year ended September 30, 2006 contained explanatory paragraphs due to uncertainty regarding our ability to continue as a going concern.

From July 19, 2005 (inception) through the year ended September 30, 2006 and the subsequent interim period preceding the change from Squar Milner to Squar Milner Peterson, there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Squar Milner, would have caused them to make reference thereto in their reports on our consolidated financial statements.

We have been notified by Squar Milner that they have identified certain matters involving internal control that Squar Milner considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board. These material weaknesses were: (1) insufficient personnel resources and technical accounting expertise within the accounting function to resolve non-routine or complex accounting matters; (2) ineffective controls over the period-end closing and financial reporting processes; and (3) inadequate procedures for appropriately identifying, assessing and applying accounting principles generally accepted in the United States of America. We have effected certain changes to improve our internal controls. We have also utilized the services of external resources to mitigate the deficiencies identified by Squar Milner in items 1, 2, and 3 above. We will continue to monitor and evaluate the effectiveness of our internal controls and disclosure controls and procedures on an ongoing basis, and are committed to taking further action and implementing additional improvements, as necessary and as funds allow.

We have notified the members of our Board of Directors of the facts set forth in this report on Form 8-K, including the appointment of Squar Milner Peterson as our independent registered auditor and no member has disapproved of this appointment.

We have provided Squar Milner with a copy of the foregoing disclosures. A copy of Squar Milner’s letter is included with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US DRY CLEANING CORPORATION

Date: December 5, 2006	By:	/s/ MICHAEL E. DRACE
Michael E. Drace
Chief Executive Officer